--------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                          WORLD ACCESS SOLUTIONS, INC.

                                    AS SELLER

                                       AND

                                   META3, INC.

                                  AS PURCHASER

--------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT

      THIS ASSET PURCHASE AGREEMENT ("Agreement") is entered into effective the 1st day of October, 1997 (the "Effective Date"), by and between WORLD ACCESS SOLUTIONS, INC., a Mississippi Corporation ("Seller") qualified and doing business in the State of Mississippi, and META3, INC., a Mississippi Corporation qualified and doing business in the State of Mississippi ("Purchaser"), who declare, covenant and agree that:

      1. RECITALS. Seller is engaged in the business of providing computer services to certain users (the "Business"). Seller desires to sell and Purchaser desires to purchase the division of the computer Business which engages in the business and activities of providing a standard Internet access connection on the terms and conditions and for the consideration described below.

      2. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

            2.1 "Closing" shall mean the closing of the transaction in the offices of Taylor, Covington & Smith, P.A. on the Closing Date (defined below) or at such other place as may be mutually agreed upon by the parties hereto.

            2.2 "Closing Date" shall mean on or before October 15, 1997 on or accruing after October 1, 1997, or such other earlier date as Seller and Purchaser may agree.

            2.3 LEFT BLANK INTENTIONALLY

            2.4 "Purchased Assets" shall mean the following properties and assets of Seller used or associated with the Business including, but not limited to, the dial up customer base, all other current or potential customers, all accounts receivable on or accruing after October 1, 1997 (less an allowance for doubtful accounts), all necessary accounts payable accruing on or after October 1, 1997, all equipment supporting the dial up base, accounts payable that are current and necessary to operate the business (no bills originating with Teclink, Inc. shall be assumed by Purchaser), all licenses, documentation, support contracts, warranties and guaranties, leasehold rights, agreements, hardware, software (including object and source code in machine readable and listing form), internal documentation, training materials, proprietary rights, franchise rights, goodwill and prepaid assets beginning on October 1, 1997.

            2.4.1 The current list of customers subscribing to the standard Internet access connection, containing approximately four thousand six hundred (4,600) customers, each subscribing at an average monthly rate of Seventeen Dollars ($17.00).

            2.4.2 The following expenses are specifically excluded from the Purchased Assets and are not assumed by Purchaser: All obligations or liabilities of Seller, except for those specifically assumed by Purchaser, and the DIRECPC inventory.

            2.5 "Purchase Price" shall have the meaning ascribed to it in
Section 4.1.

      3. SALE OF PROPERTIES AND ASSETS. At the Closing, Seller will sell, transfer, assign, convey and deliver to Purchaser, and Purchaser will purchase, accept and acquire from Seller all of the Purchased Assets.

      4. PURCHASE PRICE.

            4.1 Purchase Price. The purchase price for the Purchased Assets (the "Purchase Price") shall be as follows: Ten Dollars ($10.00) per subscriber over an ten (10) month period.

                  4.1.1 Purchaser shall also pay for any prepaid assets agreed to in writing by Purchaser prorated as of October 1, 1997.

            4.2 The number of dial up subscribers shall be counted as of the first day of October, 1997. The Attrition Rule, as defined in Section 4.2 below, shall commence on November 1, 1997.

            4.3. Payment. The Purchase Price shall be paid in monthly installments from funds received without reservation from the dial up subscribers beginning on November 15, 1997, and continuing on the same day of each succeeding month until August 15, 1998. All payments shall be reduced by
(1) any accounts payable assumed by Purchaser relating to services or goods accruing prior to October 1, 1997, paid by Purchaser on Seller's behalf and (2) the Attrition Rule ("Attrition Rule") which rule shall mean that all customers lost or terminating their account during the first half of the Purchase Period shall be the responsibility of Seller and all customers lost or terminating their accounts during the second half of the Purchase Period shall be the responsibility of Purchaser. Seller will also be compensated, pursuant to Paragraph 4.1, for any net accounts provisioned during the first half of the Purchase Period. Notwithstanding anything contained herein to the contrary, the Attrition Rule shall apply only to existing Points of Presence ("POPS") of Seller as of October 1, 1997. The Purchase Price shall be reduced by any accounts payable accrued prior to Purchaser's purchase of the Purchased Assets. Purchaser will assume those operating expenses that are necessary to the operation of the Purchased Assets in Purchaser's sole discretion beginning on October 1, 1997. Unnecessary expenses will be terminated by Purchaser.

                  4.3.1 Purchaser agrees to generate a detailed customer ledger at the end of each month during the first half of the Purchaser Period and account for the increase or decrease in the number of customer accounts during each month of the first half of the Purchase Period.

      5. CLOSING DOCUMENTS AND REQUIREMENTS: FURTHER ASSURANCES.

            5.1 Closing Responsibilities of Sel1er. At the Closing, Seller shall deliver to Purchaser:

                  5.1.1 A bill of sale executed by Seller, conveying the Purchased Assets, free and clear of any liens or encumbrances, in the form and substance attached as Exhibit "A".

                  5.1.2 Certificates authorizing the execution and delivery of this Agreement to Seller and the carrying out of the provisions hereof duly authorized by the Board of Directors of Seller and authorized by Seller's shareholders.

                  5.1.3 Such documents, certificates and opinions as may be required by Purchaser evidencing that all of the Purchased Assets are free and clear of all liens, encumbrances or restrictions whatsoever.

                  5.1.4 Bills of Sale or verified receipts of purchase where appropriate for all of the Purchased Assets.

                  5.1.5 Execute and deliver to Purchaser such instruments as may be required to carry out the intent and purpose of this Agreement.

                  5.1.6 Deliver to Purchaser such data, papers and information as may be requested by Purchaser to assist Purchaser in the use of the Purchased Assets.

            5.2 Closing Responsibilities of Purchaser. At the Closing, Purchaser shall deliver to Seller:

                  5.2.1 A Promissory Note evidencing the obligation of Purchaser.

                  5.2.2 A Certificate of Authority from the Board of Directors of Purchaser authorizing the execution of this Agreement and the Promissory Note as set forth hereinabove.

            5.3 Further Assurances. Following the Closing, at the request of Purchaser, Seller shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate (i) to vest in Purchaser good and marketable title to the Purchased Assets, free and clear of any liens or encumbrances, and (ii) to transfer to Purchaser all licenses, agreements, contract rights, accounts, premiums, and permits necessary for the operation of the Business and the Purchased Assets.

      6. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser as follows:

            6.1 Existence and Good Standing. Seller is a Nevada corporation existing and in good standing and qualified to do business under the laws of the State of Mississippi. Seller has the power to own its properties and the Purchased Assets and to carry on its business as now being conducted. Seller is duly qualified to do business in and is in good standing in all jurisdictions in which the character or the location of the properties owned or leased by Seller or the nature of the business conducted by Seller makes such qualification necessary.

            6.2 Corporate Authority and Approvals. Seller has the corporate power and authority to make, execute, deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required corporate action of Seller. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation enforceable against Seller in accordance with its terms.

            6.3 Ownership: Exclusivity. No person other than Purchaser has any right or option to acquire any ownership rights or equity in and to the Purchased Assets.

            6.4 Financial Statements. The financial statements of Seller that have been provided to Purchaser have been prepared on a basis consistent with that of the preceding years or periods and to the best of Seller's knowledge, fairly represent in all material respects the financial position of Seller and the results of its operations as of the dates and for the periods indicated.

            6.5 Litigation. Except for those matters described in Section 11 below, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or, to the best knowledge, information and belief of Seller, any investigation by) any governmental or other instrumentality or agency, pending or, to the best knowledge, information and belief of Seller, threatened against or affecting the Business, or any of the Purchased Assets, which could materially and adversely affect the right or ability of the Seller or Purchaser to carry on the Business as now being conducted, or which could materially and adversely affect the condition, whether financial or otherwise, or properties of the Business. Neither the Seller nor the Business is subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a materially adverse effect on any of their operations or business practices.

            6.6 Title to Property; Encumbrances. Seller has good, valid and marketable title to the Purchased Assets, subject to no encumbrance, lien, charge or other restriction of any kind or character.

            6.7 Restrictive Documents. Seller is not subject to any charter, bylaws, mortgage, lien, lease agreement, instrument, order of law, rule regulation, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement.

            6.8 Subsidiaries. Seller has no subsidiaries.

            6.9 Broker's or Finder's Fee. No agent, broker, person or firm acting on behalf of Seller is or will be entitled to any commission or broker's or finder's fee from any of the parties hereto, nor from any person controlling, controlled by, or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

            6.10 Non-Encumbrance. There is no suit, action or claim that the computer technology, software, proprietary rights, dial up customer base, or any of the Purchased Assets or any portion thereof, or the exercise of any rights related thereto or to the Purchased Assets do not infringe any patents, copyrights, trade secrets, trademarks or other proprietary rights of third parties.

            6.11 Sales Taxes. Any sales taxes which may be payable in connection with the transfer of any of Seller's assets shall be borne solely by Seller, who shall certify to Purchaser that all such taxes have been paid and hold Purchaser harmless therefor.

      7. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Except as set forth in this Agreement, Purchaser makes no representation or warranty, express or implied, with respect to any of the transactions contemplated by this Agreement or with respect to the Purchaser or its businesses, the Purchased Assets, financial condition or liabilities, or with respect to any other matter whatsoever. Seller has and will have no claim against Purchaser except for a breach of an express representation, warranty or covenant of Purchaser under this Agreement. Purchaser represents and warrants to Seller as follows:

            7.1 Existence and Good Standing of Purchaser; Power and Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi and is duly registered to do business in the State of Mississippi. Purchaser has the corporate power and authority to make, execute, deliver and perform this Agreement.

            7.2 Authority. This Agreement has been duly authorized and approved by all required corporate action of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation enforceable against Purchaser in accordance with its terms.

      8. COVENANTS OF SELLER. Seller covenants and agrees that from the Effective Date to the Closing Date:

            8.1 Cooperation. Seller will cause the sale contemplated by this Agreement to be consummated and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties which may be necessary or reasonably required in order for Seller to effect the transactions contemplated hereby.

            8.2 Dispositions and Encumbrances on Purchased Assets. Seller will not, directly or indirectly, dispose of any of the Purchased Assets other than in the ordinary course of business. Seller will not, directly or indirectly, further encumber any of the Purchased Assets.

      9. COVENANTS OF PURCHASER. Purchaser covenants and agrees that from the Effective Date to the Closing Date:

            9.1 Cooperation. Prior to the Closing, Purchaser shall use its best efforts to cause the sale contemplated by this Agreement to be consummated and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties which may be necessary or reasonably required in order for Purchaser to effect the transactions contemplated hereby.

      10. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. All obligations of Seller under this Agreement are subject to the fulfillment, at the option of Seller, at or prior to the Closing Date, of each of the following conditions:

            10.1 Representations and Warranties True. The representations and warranties of Purchaser herein contained shall be true on and as of the Closing Date with the same force and effect as though made on and as of said date.

            10.2 Performance of Purchaser. Purchaser shall have performed all of its obligations and agreements and complied with all of its covenants contained in this Agreement to be performed and complied with by the Purchaser prior to the Closing Date.

      11. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER. All obligations of Purchaser under this Agreement are subject to the fulfillment, at the option of the Purchaser, at or prior to the Closing Date, of each of the following conditions:

            11.1 Representations and Warranties True. The representations and warranties of Seller herein contained shall be true on and as of the Closing Date with the same force and effect as though made on and as of said date.

            11.2 Performance of Seller. Seller shall have performed all of its obligations and agreements and complied with all of its covenants contained in this Agreement to be performed and complied with by it prior to the Closing Date.

            11.3 LEFT BLANK INTENTIONALLY.

            11.4 Satisfactory Investigation of Pending Lawsuit. Purchaser shall have conducted a reasonable investigation into the lawsuit currently pending against Teclink, Inc. and more particularly that lawsuit styled Heritage Graphics, Inc. et. al. v Telephone Electronics Corporation et. al. and shall have determined, pursuant to said investigation, that the circumstances surrounding the lawsuit will not adversely effect the consummation of this transaction. Seller hereby represents, covenants and warrants that said lawsuit will have no adverse impact on the Purchased Assets and that same is not a lien or encumbrance on said Purchased Assets.

            11.5 Due Diligence. Satisfactory completion of such due diligence investigation concerning the Purchased Assets as shall be required by Purchaser. Purchaser shall be permitted to review and obtain copies of such documents, records, bank accounts, customer records, flash reports, active user lists, data bases, or other records it deems necessary in Purchaser's sole discretion. Purchaser shall also be permitted to interview, for due diligence purposes, such individuals or representatives of such companies or entities as it deems necessary in its sole discretion to ascertain the condition and value of the Purchased Assets.

            11.6 Non-Encumbrance. Seller shall not sell, encumber or pledge any of its assets or the Purchased Assets. Seller shall not reduce the access fees, charges, support contracts or other sources of income from the date of the execution of this Agreement.

Further, there shall be no increase in compensation payable from the date of the execution hereof.

      12. SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES. The respective representations and warranties set forth in or incorporated by reference into this Agreement shall survive the Closing and thereafter be fully effective and enforceable. The respective representations and warranties set forth in this Agreement shall not be affected by any investigation, verification or approval by any party hereto or by anyone on behalf of such party. The respective covenants and agreements set forth in this Agreement, except those covenants and agreements that are required by this Agreement to be fully kept, performed and discharged on or before the Closing, shall survive the Closing and thereafter be fully effective and enforceable.

      13. INDEMNIFICATION.

            13.1 Indemnification by Seller. Seller and shareholder, Digitec 2000, Inc. both individually and jointly, shall protect, defend, indemnify and hold harmless Purchaser with respect to any losses, claims, damages, liabilities or related expenses (including, but not limited to, reasonable attorney's fees and expenses) to which Purchaser may become subject as a result of: (i) the breach of any of the representations, warranties, covenants or agreements made by Seller in this Agreement; (ii) non-compliance by Seller with any bulk sales act which may apply to the transactions contemplated by this Agreement; and
(iii) any third party claim or claims made or threatened against Purchaser to the extent such claim or claims are based upon any act, omission or occurrence with respect to the Business or the Purchased Assets, including any liability arising out of the pending litigation styled Heritage Graphics Corporation, Inc. et. al. v Telephone Electronics Corporation et. al. Further, Purchaser shall have the right to set off against any amount owed to Seller any and all amounts, including attorney fees and costs, expended by Purchaser in defending any claim, lawsuit or dispute contemplated herein.

            13.2 Indemnification by Purchaser. Purchaser will protect, defend, indemnify and hold harmless Seller with respect to any losses, claims, damages, liabilities or related expenses (including, but not limited to, reasonable attorney's fees and expenses) to which Seller or its officers or employees, may become subject as a result of: (i) the breach of any of the representations, warranties, covenants or agreements made by Purchaser in and under this Agreement; and (ii) any third party claim or claims made or threatened against Seller arising out of any loss, injury or damage due to an act or omission of Purchaser on and subsequent to the Effective Date with respect to the Business. Purchaser shall not be responsible for past due, delinquent or questionable debts or obligations of Seller.

            13.3 Indemnification Procedure. The party or parties seeking indemnification under this section (the "Indemnitee") shall notify the party or parties against whom such indemnification is being sought (the "Indemnitor") of any such breach or claim, with reasonable promptness, but not later than fifteen
(15) calendar days after receipt of notice of such claim, and solely in the case of third party claims, the Indemnitor or its legal representative shall have, at its election, the right to settle or defend any such matter involving any such asserted liability through counsel of Indemnitor's choosing and at its expense. Such notice and opportunity to settle or defend, if applicable, shall be a condition precedent to any liability of Indemnitor for third party claims under this section. If the Indemnitor undertakes to settle or defend any third party claims under this section, it shall notify the Indemnitee in writing promptly of its intention to do so, and Indemnitee shall fully cooperate with Indemnitor and its counsel in the settlement or defense thereof. If the Indemnitor elects to settle such third party claim, and the Indemnitee shall reject the terms of such settlement, the Indemnitee shall be responsible for defending such claim, including, without limitation, selecting legal counsel and negotiating terms of settlement. The Indemnitee shall be responsible for the payment of all fees of legal counsel so selected by it. In such event, the Indemnitor shall be responsible hereunder for the loss, liability or judgment incurred in such third party claim only to the extent of the amount of settlement therefore approved by the Indemnitor and rejected by the Indemnitee.

      14. EXPENSES. Seller and Purchaser shall each pay their own expenses including, without limitation, fees and expenses of agents, representatives, counsel, accountants and other experts, incidental to the preparation and consummation of this Agreement. Purchaser and Seller shall bear equally the costs associated with filings, title searches, lien searches, title insurance premiums or other ordinary closing costs. Ad valorem taxes on the Purchased Assets will be pro rated as of the Effective Date.

      15. DESTRUCTION OR DAMAGE OF PROPERTY. If a material amount of the tangible Purchased Assets are destroyed by fire, flood or other casualty prior to the Closing, Purchaser shall have the option to: (i) cancel this Agreement; or (ii) proceed with the Closing, and accept the Purchased Assets subject to the damage. In such latter event, Seller shall assign to Purchaser all of its rights to insurance proceeds payable due to such destruction. In such case, the Purchase Price shall be adjusted to reflect any deficiency in insurance proceeds. Seller represents that the Purchased Assets are insured for at least the Purchase Price and that said insurance is subject to no mortgage, lien or other restriction whatsoever. By execution of this Agreement, Seller hereby assigns to Purchaser all rights and funds associated with all insurance pertaining to the Purchased Assets.

      16. TERMINATION.

            16.1 By Mutual Consent. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated by mutual consent of all parties hereto.

            16.2 By Seller. Seller may terminate this Agreement if any of the conditions to Closing contained in Section 10 shall not have been satisfied or waived prior to Closing.

            16.3 By Purchaser. Purchaser may terminate this Agreement if any of the conditions to Closing contained in Section 11 shall have not been satisfied or waived prior to the Closing.

      17. MISCELLANEOUS. The following shall also apply to this Agreement:

            17.1 Notice. Any notice, permission, approval, demand or request affecting any obligations or terms must be in writing and shall be deemed to be given on the date: (i) delivered by hand, or (ii) two (2) business days after being mailed by certified mail, return receipt requested.

            17.2 Addresses. All mailings shall be to the address of the party shown or to any subsequent address in the United states of America requested:

                  SELLER:

                            World Access Solutions, Inc.
                            _____________________________
                            _____________________________

                  PURCHASER:

                             Meta3, Inc.
                             1450 Deposit Guaranty National Bank Plaza
                             14th Floor
                             Jackson, Mississippi 39201
                  with a copy to:

                             William C. Smith III
                             Taylor, Covington & Smith, P.A.
                             Post Office Box 3509
                             Jackson, Mississippi 39207

            17.3 Gender. The singular and plural and any gender shall include the other.

            17.4 No Waiver. No waiver of any condition, obligation or other term shall constitute a waiver of any other, or a waiver of a subsequent right to demand strict compliance with all conditions, obligations and terms.

            17.5 Specific Performance. Purchaser may enforce this Agreement by specific performance. Time is of the essence hereof.

            17.6 Cumulative Rights. The rights and remedies herein reserved by or granted to the parties are distinct, separate and cumulative, and the exercise of any one of them shall not be deemed to preclude, waive or prejudice the parties' right to exercise any or all others. Whether or not specifically enumerated in this Agreement, the parties reserve all rights and remedies at law and in equity, and nothing contained in this Agreement shall be construed as a limitation of any rights or remedies.

            17.7 Entire Agreement. This Agreement, including the documents and instruments referred to herein:

                  17.7.1 constitutes the entire Agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement;

                  17.7.2 is not intended to confer upon any other person any rights or remedies;

                  17.7.3 may be executed in two or more counterparts which together shall constitute a single agreement.

                  17.7.4 shall inure to the benefit of, being binding upon and enforceable against the heirs, legal representatives, successors, transferees and assigns of the parties hereto; and

                  17.7.5 maybe amended only by mutual agreement of the parties hereto in writing.

            17.8 Headings. The headings and table of contents contained in this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement.

            17.9 Interpretation: No Presumption. All parties acknowledge that this Agreement has been reviewed and negotiated by all parties and their attorneys and other representatives and, therefore, no presumption shall arise favoring any party by virtue of the authorship of any of its provisions.

            17.10 Seller states and represents that there are no contracts exceeding thirty (30) days in duration obligating Seller or it successors and assigns in any manner.

      18. ASSIGNMENT. Purchaser may assign its rights under this Agreement to any entity controlled by Purchaser.

      19. LAWS. This Agreement shall be construed according to the laws of the State of Mississippi.

      20. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

      21. EMPLOYEES. Purchaser makes no representation as to the continued employment of any employee of Seller. Seller represents and warrants that it has no employment agreements in effect with any of its employees and that all employees are employees at will.

      22. SURVIVABILITY. The terms and conditions, including but not limited to all representations, warranties and indemnifications, shall survive the closing hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                               SELLER:

                                               WORLD ACCESS SOLUTIONS, INC.


                                               By: /s/ Frank Magliato
                                                  ------------------------------
                                                     Frank Magliato
                                                     President


                                               By: /s/ Suzanne Wilkinson
                                                  ------------------------------
                                                    Suzanne Wilkinson
                                                    Executive Vice President


                                               By: /s/ Keith McGowan
                                                  ------------------------------
                                                    Keith McGowan
                                                    Vice President of Finance

AGREED TO AND APPROVED BY:

DIGITEC 2000, INC.


By: /s/ Frank Magliato
   -------------------------------
      Frank Magliato
      President

                                               PURCHASER:

                                               META3, INC.


                                               By: /s/ James Smith
                                                  ------------------------------
                                                    James V. Smith
                                                    President

                     ASSIGNMENT OF GUARANTIES AND WARRANTIES

      THIS ASSIGNMENT made as of this first day of October, 1997 between WORLD ACCESS SOLUTIONS, INC., a Nevada corporation (herein, the "Assignor"), and META-3, INC., a Mississippi corporation (herein, the "Assignee").

                                    RECITALS:

      A. Effective contemporaneously herewith, Assignor has conveyed to Assignee certain property (the "Purchased Assets") described in that certain Asset Purchase Agreement By And Between World Access Solutions, Inc. As Seller And Meta-3, Inc. As Purchaser (the "Agreement"). The Agreement is incorporated herein by reference in aid hereof.

      B. In connection with the sale of the Purchased Assets, Assignor agreed to transfer, convey and assign to Assignee all Guaranties and Warranties with respect to the Purchased Assets (the "Guaranties and Warranties").

      C. Assignor possesses all right, title and interest in and to the Guaranties and Warranties, and Assignor desires to sell, assign, convey, and transfer the Guaranties and Warranties, and Assignee desires to accept said sale, assignment, conveyance, and transfer upon the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the purchase of the Purchased Assets and of the mutual covenants herein set forth and for Ten Dollars ($10.00) and other good and valuable consideration, the parties hereto agree as follows:

            1. Assignor hereby sells, assigns, and transfers to Assignee all of the Assignor's interest in and to all of Assignor's Guaranties and Warranties in favor of Assignor for all personal property conveyed to Assignee, including but not limited to the Purchased Assets.

            2. This Assignment shall be binding on the successors and assigns of the parties hereto. The parties hereto shall execute such further and additional documents as may be necessary to evidence or carry out the provisions of the Assignment.

            3. To the extent that any conflict should arise between the terms and conditions of this Assignment and the Agreement, the terms and conditions of the Agreement shall control.

      IN WITNESS WHEREOF, the parties hereto have executed or have caused this Assignment to be executed on the day and year set forth above.

AGREED TO AND APPROVED BY:                     ASSIGNOR:

DIGITEC 2000, INC., A Nevada                   WORLD ACCESS SOLUTIONS, INC.,
Corporation                                    A Nevada Corporation


By: /s/ Frank Magliato                         By: /s/ Frank Magliato
   -----------------------------                  ------------------------------
       Frank Magliato                               Frank Magliato
       President                                    President


                                               By: /s/ Suzanne Wilkinson
                                                  ------------------------------
                                                    Suzanne Wilkinson
                                                    Executive Vice President

By: /s/ Keith McGowan
   -----------------------------
       Keith McGowan
       V.P. of Finance

                                              ASSIGNEE:

                                              META-3, INC.
                                              A Mississippi Corporation


                                              By: /s/ James Smith
                                                  ------------------------------
                                                    James V. Smith
                                                    President

                           BILL OF SALE AND ASSIGNMENT

KNOW All PERSONS BY THESE PRESENTS:

      THAT WORLD ACCESS SOLUTIONS, INC., a Nevada corporation, ("Grantor") for good and valuable consideration paid by META-3, INC., a Mississippi Corporation ("Grantee"), the receipt and sufficiency of which are hereby acknowledged, has ASSIGNED, TRANSFERRED, SET OVER AND DELIVERED, and by these presents does ASSIGN TRANSFER, SET OVER AND DELIVER unto Grantee all of the following:

      1. The Purchased Assets (hereinafter the "Purchased Assets") as defined in that certain Asset Purchase Agreement By And Between WORLD ACCESS SOLUTIONS, INC., As Seller and META-3, INC., As Purchaser (herein after "Agreement"), said Agreement being incorporated herein by reference in aid hereof. Without limiting the generality of the foregoing, the Purchased Assets shall include all domain registrations, telephone lines, telephone numbers and telephone systems wheresoever located.

      2. All contracts, rights or benefits applicable or relating to or necessary for the operation of the Purchased Assets.

      Grantor has full right to sell and transfer the above described Purchased Assets.

      Grantor warrants that the Purchased Assets are free and clear of all security interests, liabilities, obligations and encumbrances.

      Grantor warrants that there are no judgments against Grantor in any court of the State of Mississippi, the United States of America and there are no replevins, attachments, executions, or other writs or processes issued against it; that it has not filed any petition in bankruptcy, nor has any petition in bankruptcy been filed against it, and that it has not been adjudicated a bankrupt.

      IN WITNESS WHEREOF, Grantor has caused this Bill of Sale to be executed effective as of October 1, 1997.

AGREED TO AND APPROVED BY:                     GRANTOR:

DIGITEC 2000, INC., a Nevada                   WORLD ACCESS SOLUTIONS, INC.,
Corporation                                    a Nevada Corporation


By: /s/ Frank Magliato                         By: /s/ Frank Magliato
    -------------------------------               ------------------------------
     Frank Magliato                                 Frank Magliato
     President                                      President

                                               By: /s/ Suzanne Wilkinson
                                                  ------------------------------
                                                    Suzanne Wilkinson
                                                    Executive Vice President

By: /s/ Keith McGowan
   --------------------------------
     Keith McGowan
     V.P. of Finance

                              ASSIGNMENT OF LEASES

KNOW ALL MEN BY THESE PRESENTS:

      THAT WORLD ACCESS SOLUTIONS, INC., a Nevada corporation ("Assignor"), in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby effective October 1, 1997 (the "Effective Date"), assign, transfer and set over absolutely unto META-3, INC., a Mississippi corporation ("Assignee"), that certain lease described on the attached Exhibit "A" and all other leases related to or necessary for the operation of the Purchased Assets as defined in that certain Asset Purchase Agreement By And Between WORLD ACCESS SOLUTIONS, INC. As Seller And META-3, INC. As Purchaser (the "Agreement"), together with any and all right, title, interest or benefit thereunder. Said Agreement is incorporated herein by reference in aid hereof. The Assignor hereby agrees to indemnify and hold Assignee harmless from and against any claim, demand, liability, cost or expense asserted against Assignee (including, without limitation, and by way of example only, reasonable attorney's fees, disbursements and amounts paid in settlement of claims) arising out of failure of Assignor to perform its obligations under the Leases during the period prior to the date of this Assignment.

      To the extent that any conflict should arise between the terms and conditions of this Assignment and the Agreement, the terms and conditions of the Agreement shall control.

      IN WITNESS WHEREOF, Assignor has caused its hand to be set effective this first day of October, 1997.

AGREED TO AND APPROVED BY:                     ASSIGNOR:

DIGITEC 2000, INC., a Nevada                   WORLD ACCESS SOLUTIONS, INC.,
Corporation                                    a Nevada Corporation


By: /s/ Frank Magliato                         By: /s/ Frank Magliato
    ------------------------------                ------------------------------
     Frank Magliato                                 Frank Magliato
     President                                      President


                                               By: /s/ Suzanne Wilkinson
                                                  ------------------------------
                                                    Suzanne Wilkinson
                                                    Executive Vice President

By: /s/ Keith McGowan
    ------------------------------
     Keith McGowan
     V.P. of Finance

                                  EXHIBIT "A"

                                     LEASES

      That certain Lease Agreement dated May 16, 1997 by and between The Independent Order of Foresters, a Canadian corporation, and WORLD ACCESS SOLUTIONS, INC.

                            ASSIGNMENT OF INTANGIBLES

      THIS ASSIGNMENT made as of the first day of October, 1997, between WORLD ACCESS SOLUTIONS, INC., a Nevada corporation (herein the "Assignor"), and META-3, INC., a Mississippi corporation (herein the "Assignee").

                                    RECITALS:

      A. Effective as of the date hereof, Assignor has conveyed to Assignee certain property (the "Purchased Assets") described in that certain Asset Purchase Agreement By And Between World Access Solutions, Inc. As Seller And Meta-3, Inc. As Purchaser (the "Agreement"), said Agreement being incorporated herein by reference in aid hereof.

      B. In connection with the sale of the Purchased Assets, Assignor agreed to transfer, convey and assign to Assignee all of its transferable rights in any intangibles and intellectual property with respect to the Purchased Assets (the "Intangibles"). The Intangibles are described on Exhibit "A" which is attached hereto and incorporated herein by reference.

      C. Assignor desires to sell, assign, convey, and transfer all of its rights in the Intangibles, and Assignee desires to accept said sale, assignment, conveyance, and transfer upon the terms and conditions hereinafter set forth

      NOW, THEREFORE, in consideration of the purchase of the Property and of the mutual covenants herein set forth and for Ten Dollars ($10.00) and other good and valuable consideration, the parties hereto agree as follows:

            1. Assignor hereby sells, assigns, and transfers to Assignee all of Assignor's interest in and to the Intangibles in favor of Assignor.

            2. This Assignment shall be binding on the successors and assigns of the parties hereto. The parties hereto shall execute such further and additional documents as may be necessary to evidence or carry out the provisions of this Assignment.

            3. To the extent that any conflict should arise between the terms and conditions of this Assignment and the Agreement, the terms and conditions of the Agreement shall control.

            IN WITNESS WHEREOF, the parties hereto have executed or have caused this Assignment to be properly executed on the day and year set forth above.

AGREED TO AND APPROVED BY:                     ASSIGNOR:

DIGITEC 2000, INC., a Nevada                   WORLD ACCESS SOLUTIONS, INC.,
Corporation                                    a Nevada Corporation


By: /s/ Frank Magliato                         By: /s/ Frank Magliato
   ----------------------------                   ------------------------------
     Frank Magliato                                 Frank Magliato
     President                                      President

                                               By: /s/ Suzanne Wilkinson
                                                  ------------------------------
                                                   Suzanne Wilkinson
                                                   Executive Vice President

By: /s/ Keith McGowan
   ----------------------------
     Keith McGowan
     V.P. of Finance

                                               ASSIGNEE:

                                               META-3, INC.
                                               A Mississippi Corporation


                                               By: /s/ James Smith
                                                  ------------------------------
                                                    James V. Smith
                                                    President

                                   EXHIBIT "A"

1.    All domain registrations

2. All names, titles, services marks, logos, trademarks for use in press releases or promotionals concerning the purchase of the Purchased Assets by META-3, INC.

3. All media related materials, including current advertising in place, phone listings, marketing plans, drawings, manuals and information related to the sale of the Purchased Assets to META-3, INC.

4. All rights to plans, specifications, design criteria and architectural plans for improvements at the office of WORLD ACCESS SOLUTIONS, INC. in Capitol Towers in Jackson, Mississippi.

                             ASSIGNMENT OF CONTRACTS

KNOW ALL MEN BY THESE PRESENTS:

      THAT WORLD ACCESS SOLUTIONS, INC., a Nevada corporation ("Assignor"), in consideration of the sum of Ten and No/1000 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby effective as of October 1, 1997 (the "Effective Date"), assign, transfer and set over absolutely unto META-3, INC., a Mississippi Corporation ("Assignee"), all of the Assignor's right, title and interest in and to those certain contracts related to or necessary for the operation of the Purchased Assets as defined in that certain Asset Purchase Agreement By And Between WORLD ACCESS SOLUTIONS, INC. As Seller And META-3, INC. As Purchasers (the "Agreement") which Agreement is incorporated herein by reference in aid hereof. The Assignor hereby agrees to indemnify and hold Assignee harmless from and against any claim, demand, liability, cost or expense asserted against, Assignee (including, without limitation, and by way of example only, reasonable attorney's fees, disbursements and amounts paid in settlement of claims) arising out of the failure of Assignor to perform its obligations under the Contracts during the period prior to the date of this Assignment.

      To the extent that any conflict should arise between the terms and conditions of this Assignment and the Agreement, the terms and conditions of the Agreement shall control.

      IN WITNESS WHEREOF, Assignor and Assignee have caused their hands and sea1s to be set as of the first day of October, 1997.

AGREED TO AND APPROVED BY:                     ASSIGNOR:

DIGITEC 2000, INC., a Nevada                   WORLD ACCESS SOLUTIONS, INC.,
Corporation                                    a Nevada Corporation


By: /s/ Frank Magliato                         By: /s/ Frank Magliato
   ------------------------------                 ------------------------------
     Frank Magliato                                 Frank Magliato
     President                                      President

                                               By: /s/ Suzanne Wilkinson
                                                  ------------------------------
                                                    Suzanne Wilkinson
                                                    Executive Vice President


By: /s/ Keith McGowan
   ------------------------------
     Keith McGowan
     V.P. of Finance

                                               ASSIGNEE:

                                               META-3, INC.
                                               A Mississippi Corporation


                                               By: /s/ James Smith
                                                  ------------------------------
                                                    James V. Smith
                                                    President

                                      NOTE

                                                            Jackson, Mississippi
                                                                 October 1, 1997

      FOR VALUE RECEIVED, the undersigned promises to pay to the order of WORLD ACCESS SOLUTIONS, INC., a Nevada corporation, an amount equal to a sum to be derived pursuant to the terms and conditions of that certain Asset Purchase Agreement By And Between WORLD ACCESS SOLUTIONS, INC. As Seller And META-3, Inc. As Purchaser (the "Agreement") effective the first day of October, 1997 said Agreement being incorporated herein by reference in aid hereof, being due and payable as follows:

            Payable in ten (10) monthly installments, beginning November 15, 1997, with an installment being due and payable on the same day of each and every month thereafter until the entire balance is paid in full.

      All installments are payable in lawful money of the United States of America, which shall be legal tender for public and private debts at the time of payment, at the office of the payee in New York, New York or at such other place as the holder hereof may designate in writing.

      Said funds shall be paid solely from funds received by Meta3, Inc. without restriction or reservation from the dial-up customer base and are subject to set offs and other adjustments as set forth in the Agreement, including without limitation, and by way of example only, payments made by Meta3, Inc. to the Internal Revenue Service, Bell South or payments made or expenses incurred as a result of the Heritage Graphic litigation.

      To the extent that any conflict should arise between the terms and conditions of this Note and the Agreement, the terms and conditions of the Agreement shall control.

                                               PURCHASER:

                                               META-3, Inc.
                                               A Mississippi Corporation


                                               By: /s/ James Smith
                                                  ------------------------------
                                                    James V. Smith
                                                    President

                           BILL OF SALE AND ASSIGNMENT

KNOW All PERSONS BY THESE PRESENTS:

      THAT WORLD ACCESS SOLUTIONS, INC., a Nevada corporation, ("Grantor") for good and valuable consideration paid by META-3, INC., a Mississippi Corporation ("Grantee"), the receipt and sufficiency of which are hereby acknowledged, has ASSIGNED, TRANSFERRED, SET OVER AND DELIVERED, and by these presents does ASSIGN TRANSFER, SET OVER AND DELIVER unto Grantee all of the following:

      1. The Purchased Assets (hereinafter the "Purchased Assets") as defined in that certain Asset Purchase Agreement By And Between WORLD ACCESS SOLUTIONS, INC., As Seller and META-3, INC., As Purchaser (herein after "Agreement"), said Agreement being incorporated herein by reference in aid hereof. Without limiting the generality of the foregoing, the Purchased Assets shall include all domain registrations, telephone lines, telephone numbers and telephone systems wheresoever located.

      2. All contracts, rights or benefits applicable or relating to or necessary for the operation of the Purchased Assets.

      Grantor has full right to sell and transfer the above described Purchased Assets.

      Grantor warrants that the Purchased Assets are free and clear of all security interests, liabilities, obligations and encumbrances.

      Grantor warrants that there are no judgments against Grantor in any court of the State of Mississippi, the United States of America and there are no replevins, attachments, executions, or other writs or processes issued against it; that it has not filed any petition in bankruptcy, nor has any petition in bankruptcy been filed against it, and that it has not been adjudicated a bankrupt.

      IN WITNESS WHEREOF, Grantor has caused this Bill of Sale to be executed effective as of October 1, 1997.

AGREED TO AND APPROVED BY:                     GRANTOR:

DIGITEC 2000, INC., a Nevada                   WORLD ACCESS SOLUTIONS, INC.,
Corporation                                    a Nevada Corporation


By: /s/ Frank Magliato                         By: /s/ Frank Magliato
   -----------------------------                  ------------------------------
    Frank Magliato                                  Frank Magliato
    President                                       President


By: /s/ Keith McGowan                          By: /s/ Suzanne Wilkinson
   ------------------------------                 ------------------------------
     Keith McGowan                                  Suzanne Wilkinson
     V.P. of Finance                                Executive Vice President


                                       -2-